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                                                                    EXHIBIT 10.9

                                    PROPOSED
                                 AMENDMENT NO. 1
                                     TO THE
                            SYBASE, INC. 401(k) PLAN
                           (JULY 1, 2001 RESTATEMENT)

         Sybase, Inc. (the "Company"), having established the Sybase, Inc. 401(k) Plan (the "Plan") effective as of January 1, 1987, and amended and restated the Plan on several prior occasions, most recently effective (generally) as of July 1, 2001, hereby again amends the Plan effective as of the dates specified below, as follows:

         1. Effective January 1, 1997, Section 1.22 of the Plan is amended in its entirety to read as follows:

                           1.22 Leased Employee. "Leased Employee" means any
                  person (a) who performs services for the Employer (other than an employee of the Employer) pursuant to an agreement between the Employer and any other person (the "leasing organization"), (b) who has performed such services on substantially full-time basis for a period of at least one year, and (c) effective for Plan Years beginning after December 31, 1996, whose services are performed under the primary direction or control of the Employer. Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the Employer or any Affiliate shall be treated as provided by an Employer.

         2. Effective April 1, 2002, the last sentence of Section 3.1 of the Plan is amended to read as follows:

                  Subject to Section 5.4, an Active Member may elect to defer a portion of each payment of Compensation that would otherwise be made to him or her, after the election becomes and while it remains effective, by any whole percentage that does not exceed forty percent (40%).

         3. The first sentence of Section 3.1.5 of the Plan is amended to read as follows:

                           3.1.5 Actual Deferral Percentage. The actual deferral
                  percentage for the HCE or Non-HCE Members for any Plan Year shall be calculated by computing the average of the percentages (calculated separately for each HCE or Non-HCE Member) (the "Deferral Rates") determined by dividing (1) the total of (i) all Salary Deferrals made by

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                  the Member and creditable to his or her Salary Deferral
                  Account for the Plan Year, and (ii) in the case of a Non-HCE Member, such portion of the Matching Contributions made on his or her behalf as the Committee elects to treat as Salary Deferrals to the extent permitted by Treas. Reg. Section 1-401(k)-1(b) and 1.401(k)-1(g)(13) for purposes of calculating ADPs and ACPs, by (2) his or her Testing Compensation (as defined in Section 3.1.6) for the Plan Year.

         4. Effective April 1, 2002, Section 3 of the Plan is amended by inserting a new Section 3.1.7 at the end thereof that reads as follows:

                           3.1.7 Catch-Up Contributions. Notwithstanding any
                  contrary Plan provision, all Employees who are Members eligible to make Salary Deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make "catch-up contributions" in accordance with, and subject to the limitations of, section 414(v) of the Code. Such "catch-up contributions" shall not be taken into account for purposes of applying Section 4.1 (relating to Matching Contributions) or any Plan provisions implementing required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy Plan provisions implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as
                  applicable, by reason of such "catch-up contributions" being or having been made under the Plan.

         5. The first sentence of Section 3.2.4(a) of the Plan amended by inserting at the beginning thereof "Effective January 1, 1997,".

         6. Effective April 1, 2002, the following new paragraph (b) is inserted immediately after Section 4.1(a) and Sections 4.1(b) and 4.1(c) are renumbered accordingly:

                           (b) Salary Deferrals that constitute "catch-up contributions" made under Section 3.1.7 shall not be taken into account in calculating the amount of the Matching Contribution (if any) to be made in respect of the Member's Salary Deferrals;

         7. Section 4.1.5(a) of the Plan is amended in its entirety to read as follows:

                           (a) The total for the Plan Year of (1) all Matching Contributions made on behalf of the Member and creditable to his or her Matching Account (excluding those forfeited pursuant to Section 3.1.1(d) or Section 3.2.4(d)), and (2) in the case of a Non-HCE Member, such portion of the Salary Deferrals made on his or her behalf as the Committee elects to treat as Matching Contributions to the extent permitted by Treas. Reg. Section 1-401(k)-1(b) and 1.401(k)-1(g)(13) for purposes of calculating ADPs and ACPs; by

         8. Section 4.1.8(a) of the Plan is amended in its entirety to read as follows:

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                           (a)      Plan Eligibility. A Transferred Member shall
                  become a Member on the Entry Date that coincides with or next follows the date he or she becomes an Eligible Employee. A Transferred Member who does not become a Member of the Plan before the last business day of the Transfer Plan Year under the preceding sentence, shall become an Inactive Member of the Plan on such last day if he or she is then a Transferred Match Member.

         9. Section 5.4.1 of the Plan is amended in its entirety to read as follows:

                           5.4.1 Annual Addition Limitation. Notwithstanding any
                  contrary Plan provision, in no event shall the Annual Addition to any Member's Account for any Plan Year exceed the lesser of
                  (a) $30,000 or, after the 2001 Plan Year, $40,000 (as adjusted pursuant to Section 415(d) of the Code) or (b) twenty-five percent (25%) or, after the 2001 Plan Year, 100% of the Member's Total Compensation for the Plan Year; provided, however, that clause (b) shall not apply to Annual additions described in clauses (5) and (6) of Section 5.4.2(c).

         10. Section 5.4.4 of the Plan is amended in its entirety to read as follows:

                           Section 5.4.4 Defined Benefit Plans. If any Member
                  participates both in this Plan and in one or more defined benefit plans maintained by any Employer or Affiliate for the same Plan Year, then the Member's defined benefit fraction (as defined in Section 415(e)(2) of the Code and modified by
                  Section 416(h) of the Code) and the Member's defined contribution fraction (as defined in Section 415(e)(3) of the Code and modified by Section 416(h) of the Code) shall not exceed 1.0 and shall be applied in accordance with Section 5.4.5, but only with respect to any Plan year beginning before January 1, 2000.

         11. Effective April 1, 2002, Section 6.1(a) is amended in its entirety to read as follows:

                           (a) A Salary Deferral Account, to which shall be credited all Salary Deferrals paid to the Trust Fund at his or her election under Section 3 and any "catch-up contributions" made under Section 3.1.7;

         12. Section 8.6.4 of the Plan is amended in its entirety to read as follows:

                           8.6.4 Small Accounts. If the balance credited to a
                  Member's Account (to the extent vested) did not exceed the Limit (as defined in Section 8.3) as of the Valuation Date that next preceded the date of distribution, the vested balance credited to the Member's Account shall be distributed to the Member, in the form of a lump sum payment of cash (or its equivalent), as soon as practicable.

         In Witness Whereof, Sybase, Inc., by the officer identified below, has executed this Amendment No. 1 to the Sybase, Inc. 401(k) Plan on the date indicated below.

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                                        SYBASE, INC.

                                        By:  /s/ DANIEL R. CARL
                                            ----------------------------------
                                        Title: VP, Secretary & General Counsel
                                        Dated: December 20, 2002